Exhibit 4.3

Depositary Receipt for Limited Partner Interest in
American Real Estate Partners, L.P.
(A Limited Partnership Under the laws of Delaware)
This Receipt is transferable in New York, New York

A TRANSFEREE OF THE DEPOSITARY UNITS EVIDENCED HEREBY WILL NOT BE RECOGNIZED BY THE DEPOSITARY OR THE PARTNERSHIP UNLESS AND UNTIL THE TRANSFEREE SUBMITS THE TRANSFER APPLICATION CONTAINED ON THE REVERSE SIDE HEREOF.

SEE REVERSE FOR CERTAIN DEFINITIONS.

Depositary receipt for limited partner interest in American Real Estate Partners, L.P. (A Limited Partnership under the laws of Delaware). This Receipt is transferable in New York, New York.

1. Registrar and Transfer Company, organized under the laws of the State of New York, hereby certifies that ___is the registered owner of ___ Depositary Units which are units of interest in American Real Estate Partners, L.P. (“AREP”), a limited partnership established under the Delaware Revised Uniform Limited Partnership Act. The Depositary Units correspond to units of interest in AREP (“AREP Units”) that have been deposited under the Depositary Agreement hereinafter identified. The Limited Partnership Agreement under which AREP was organized and is existing, copies of which are on file at the Depositary’s corporate office in New York, New York, sets forth the rights, preferences and limitations of AREP Units and Depositary Units.

2. Receipts, Depositary Agreement. Depositary Receipts (“Receipts”), of which this Receipt is one, are issued upon the terms and conditions set forth in a Depositary Agreement, dated as of July 1, 1987, as it may be amended from time to time in accordance with its terms (the “Depositary Agreement”), between and among AREP, the Depositary, American Property Investors, Inc., (“API”), a Delaware corporation, as general partner of AREP (the “General Partner”) and as attorney-in-fact of limited partners in AREP and all holders from time to time of Receipts issued under the Depositary Agreement. The Depositary Agreement, copies of which are on file at the Depositary’s corporate office in New York, sets forth the rights of holders of Receipts, each of whom becomes a party to the Depositary Agreement by acceptance of a Receipt, and the rights and duties of the Depositary in respect of the Depositary Units and all other property and cash from time to time held under the Depositary Agreement. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Depositary Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.

3. Transfers, Split-Ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt by the holder hereof, in person or by duly authorized attorney, so the Depositary at its corporate offices in New York, New York, or at such other office or offices as the Depositary may designate, properly endorsed or accompanied by an instrument of transfer properly executed by the transferor and accompanied by a Transfer

Application properly executed by the transferee, and upon such transfer the Depositary shall, directly or through an agent, issue and deliver a Receipt to or upon the order of the Person entitled thereto; provided however, a transferee will only be admitted as a Submitted Limited Partner of the Partnership in accordance with the provisions of Section 11.02 of the Agreement of Limited Partnership of AREP (the “Partnership Agreement”). This Receipt may be split into other Receipts, or combined with other Receipts into one Receipt, evidencing the same aggregate number of Depositary Units as the Receipt or Receipts surrendered, except that the Receipt shall be issued representing a fraction of a Depositary Unit.

4. Conditions to Signing and Delivery, Transfer, Etc. of Receipt. Before the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary may require (a) payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to AREP withheld or withdrawn), (b) production of proof satisfactory to it as to the identity and genuineness of any signature or endorsement or as to the due authorization of the action, (c) proof of such information and execution of such documents by the transferor and/or the transferee as it may deem necessary and (d) compliance with such other conditions as may be imposed under applicable laws and regulations.

5. Suspensions of Delivery, Transfer, Etc. The deposit of AREP Units, the delivery of this Receipt against Depositary Units of the transfer, surrender or exchange of this Receipt may be suspended during any period when the Register of Record Holders is closed or at any time and from time to time because of any requirement of law, any governmental body or commission, or any securities exchange upon which Depositary Units may be listed, or when suspension is otherwise deemed necessary or advisable by the Depositary, AREP or the General Partner or under any provision of the Depositary Agreement or the Partnership Agreement.

6. Effect of Acceptance and Transfer of Receipts. By acceptance of this Receipt, the person to whom it is delivered or the transferee thereof becomes a party to the Depositary Agreement and is deemed to be bound by the terms and conditions of the Depositary Agreement and the Receipt. By transfer of this Receipt, the transferor hereby gives the transferee the right to submit a Transfer Application and request to become a Substituted Limited Partner in AREP.

7. Status of Record Holder. Upon delivery of this Receipt by the Depositary in the name of a transferee, the Record Holder, pending his admission as a Substituted Limited Partner in AREP, has the rights of an assignee under the Delaware Revised Uniform Limited Partnership Act.

8. Requirement of Execution. The holder of this Receipt shall not be entitled to any benefits under the Depositary Agreement and this Receipt shall not be valid or obligatory for any purpose unless this Receipt has been executed by and on behalf of the Depositary by the manual signature of a duly authorized employee or the manual signature of a duly authorized employee of the Registrar.

Dated:		Registrar and Transfer Company
Depositary, Transfer Agent
and Registrar
By:

FURTHER CONDITIONS AND AGREEMENTS FORMING PART OF THIS RECEIPT APPEAR ON THE REVERSE SIDE

FURTHER CONDITIONS AND AGREEMENTS FORMING
PART OF THIS RECEIPT

9. Surrender of Receipts and Withdrawal of Units. Upon surrender of this Receipt to the Depositary at its corporate office in New York, New York, or at such other office or offices as it may designate, and subject to the provisions of the Depositary Agreement, the Record Holder of this Receipt, who is a Limited Partner in AREP, is entitled to delivery to him of an AREP Certificate evidencing the AREP Units corresponding to the Depositary Units evidenced by this Receipt.

10. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge becomes payable with respect to this Receipt or with respect to Depositary Units evidenced by this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the Record Holder of this Receipt. Transfer of this Receipt or any withdrawal of AREP Units corresponding to the Depositary Units evidenced by this Receipt may be refused until such payment is made and any distribution may be withheld and be applied to payment of such tax or other governmental charge with the holder of this Receipt remaining liable for any deficiency.

11. Warranties by Depositor. Every Person depositing AREP Units under the Depositary Agreement shall be deemed thereby to represent and warrant that such Person is or is duly authorized to be acting for a Limited Partner as defined in the Depositary Agreement.

12. Amendment. Any provision of the Depositary Agreement, including the form of Receipt, may at any time and from time to time be amended in any respect by mutual agreement of AREP and the Depositary, so long as such amendment does not impair the right of a Record Holder who is a Limited Partner to surrender a Depositary Unit and withdraw from deposit any of the Depositary Units evidenced thereby or to redeposit Units previously withdrawn from deposit and receive a Receipt evidencing such redeposited Units. Any amendment of the Depositary Agreement that imposes any fee, tax or charge (other than fees and charges provided for in the Depositary Agreement) upon, or otherwise adversely affects the rights of Record Holders shall not be effective until the expiration of 30 days after notice of the amendment has been given to the Record Holders. Every Record Holder at the time any amendment of the Depositary Agreement becomes effective shall be deemed, by continuing to hold a Receipt evidencing Depositary Units, to consent and agree to the amendment and to be bound by the Depositary Agreement as amended thereby.

13. Charges of Depositary. AREP will pay all charges of the Depositary, except for (a) taxes and other governmental charges, (b) AREP Units redeposit fees and (c) such telegram, telex, delivery and other charges as are expressly provided in the Depositary Agreement to be at the expense of Persons depositing or withdrawing AREP Units or holders of Receipts.

14. Title to Receipts. This Receipt (and the Depositary Units evidenced by this Receipt), when properly endorsed or accompanied by an instrument of transfer properly executed by the transferor and accompanied by a Transfer Application properly executed by a transferee, is transferable in accordance with the laws governing transfers of Investment securities, provided however, that it is a condition of this Receipt, and every successive holder hereof by accepting transfer or holding this Receipt consents and agrees, that until this Receipt is transferred on the books of the Depositary, the Depositary and AREP may, notwithstanding any notice to the contrary and notwithstanding any notation of other writing on this Receipt, treat the Record Holder hereof at such time as the absolute owner hereof for all purposes.

15. Distributions. Whenever the Depositary receives from AREP any cash distributable to Record Holders of Depositary Units, the Depositary will, subject to the provisions of the Depositary Agreement, make such distribution to the Record Holders of Receipts on the record date fixed by AREP for purposes of such distribution in proportion to the number of Depositary Units represented by their Receipts, provided however, that the amounts distributed may be reduced by any amount required to be withheld by AREP or the Depositary on account of taxes.

16. Reports. The Depositary will make available for inspection by Record Holders of Receipts at its corporate office in New York, New York, and at such other office or offices as it may deem advisable, any report, financial statement, or communication received from AREP that is both (a) received by the Depositary in its capacity as the depositary of AREP Units and (b) made generally available to the Record Holders of AREP Units or Depositary Units. The Depositary will also send to Record Holders of Receipts copies of reports, financial statements and communications to the extent provided in the Depositary Agreement, when furnished by AREP.

17. Transfer Books. The Depositary will keep books for the transfer of Receipts which, during normal business hours, will be open for inspection by the Record Holders of Receipts upon demonstration of a valid business purpose for such inspection.

18. Immunities of Depositary and AREP. Neither the Depositary nor API (a) assumes any obligation or shall be subject to any liability under the Depositary Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Depositary Agreement, or (b) will be under any obligation to appear in, prosecute or define any action, suit or other proceeding in respect of AREP Units, AREP Certificates, Depositary Units or Receipts that in its opinion may involve it in expense or liability, unless Indemnity satisfactory to it against all expense and liability be furnished, as often as may be required, or (c) will be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any Person presenting AREP Units for deposit, any holder of a Receipt, or any other Person believed by it in good faith to be competent to give such advise or information. The Depositary and API may rely and shall be protected in acting upon any written notice request; direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper Person or Persons.

19. Indemnification. The Depositary will indemnify AREP against and hold it harmless from any liability that may arise out of acts performed or omitted by the Depositary or its agents due to fraud, gross negligence, or willful or criminal misconduct. AREP will indemnify the Depositary against and hold it harmless from any liability that may arise out of acts performed or omitted (a) by the Depositary of any of its agents, except for any liability arising out of fraud, gross negligence, or willful, intentional or criminal misconduct or (b) by AREP or any of its agents, including the costs and expenses of defending itself against any claim of liability reasonably incurred in connection therewith.

20. Resignation and Removal of Depositary. The Depositary may at any time (a) resign upon 60 days’ written notice of its election to do so delivered to AREP, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment or (b) be removed by AREP upon 60 days’ written notice effective upon the appointment of a successor depositary and its acceptance of such appointment all as provided in the Depositary Agreement.

21. Termination of Depositary Agreement. Whenever directed by AREP, the Depositary will terminate the Depositary Agreement by mailing notice of termination to the Record Holders of all Receipts then outstanding at least 60 days before the date fixed for termination in such notice. Upon termination of the Depositary Agreement, AREP shall be discharged from all obligations thereunder, except for the obligations to the Depositary with respect to indemnification, charges and expenses. If any receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue all functions and be discharged from all obligations with respect thereto except as specifically provided in the Depositary Agreement.

22. Governing Law. The Depositary Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

23. Defined Terms. Any term not expressly defined herein shall have the definition given in there Depositary Agreement.

ABBREVIATIONS

The following abbreviations, when used in this inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — . . . .	Custodian . . . .
TEN ENT — as tenants by the entities		(Cust) (Minor)
JT TEN — as joint tenants with right		under Uniform Gifts to
of survivorship and not as tenants in		Minors Act
common		(State)

Additional abbreviations may also be used, though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert Social Security or other identifying number of Assignee

Please print or typewrite name and address of Assignee

the within Receipt and all rights and interests represented thereby, and irrevocably constitutes and appoints

, attorney,

to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated

Signature

Signature Guaranteed

     Note: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt, in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence or authority to act in such capacity. If not on file with the Depositary, must be forwarded with this Receipt. The signature must be guaranteed by an authorized employee of a bank, trust company or member or a national securities exchange.

     No assignment of the Depositary Units evidenced by a Depositary Receipt will be registered on the books of Registrar and Transfer Company (the “Depositary”) or of American Real Estate Partners, L.P. (the “Partnership”) unless an Application for Transfer of Depositary Units has been executed and delivered by an assignee. An assignor of Depositary Units shall have no duty to an assignee with respect to the requirement of delivery of an executed Transfer Application in order for an assignee to obtain registration of transfer of the Depositary Units.

APPLICATION FOR TRANSFER OF DEPOSITARY UNITS

     The undersigned (the “Applicant”) hereby applies for transfer to the name of the Applicant of the Depositary Units evidenced by a Depositary Receipt.

     The Applicant (i) agrees to be bound by the terms and conditions of the Depositary Agreement (the “Depositary Agreement”) among the Partnership, the Depositary and American Property Investors, Inc. (the “General Partner”) and the Depositary Receipt, (ii) requests admission as a Substituted Limited Partner in the Partnership and agrees to comply with and be bound by and hereby executes the Agreement of Limited Partnership of the partnership, as amended and restated to the date hereof (the “Partnership Agreement”), and the Depositary Agreement, (iii) represents and warrants that the Applicant has all right, power and authority necessary to enter into the Depositary Agreement and the Partnership Agreement, (iv) appoints the General Partner the Applicant’s attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, an amendment of the Partnership Agreement or the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Applicant’s admission as a Substituted Limited Partner in the Partnership Agreement (v) makes the powers of attorney provided for in the Partnership Agreement and set forth below and (vi) makes the waivers and gives the approvals contained in the Partnership and the Depositary Agreement.

     The Applicant hereby constitutes and appoints the General Partner of the Partnership (and any successor by merger, assignment, election or otherwise) and each of the General Partner’s authorized officers and attorneys-in-fact, with full power of substitution as the Applicant’s true and lawful agent and attorney-in-fact, with full power and authority in the Applicant’s name, place and stead and for the Applicant’s use or benefit to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices, (i) all certificates and other instruments, including, at the option of the General Partner, the Partnership Agreement and the Certificate of Limited Partnership of the partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Applicant has limited liability) in the State of Delaware and all jurisdictions in which the partnership may or may intend to conduct business or own property; (ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof, (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of the Partnership Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XIII of the Partnership Agreement; (vii) all Instruments (including the Partnership Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any partner pursuant to Article XI of the Partnership Agreement and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of the Partnership Agreement in accordance with its terms. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetence, disability, incapacity, dissolution, bankruptcy or termination of the Applicant and the transfer of all or any portion of the Applicant’s interests in the Partnership and shall extend to the Applicant’s heirs, successors, assigns and personal representatives.

Date

Signature of Applicant

Signature of Joint Applicant (if any)

Social Security or other taxpayer identification number of Applicant

Residence Address

City	State	Zip Code

Purchase price (including commissions, if any)

Type of Entity (Check one):

Individual	Partnership	Corporation
Trust	Tax Exempt	Other (specify)

If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof, or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any person for whom the Applicant will hold the Depositary Unit Shall be made to the best of the Applicant’s knowledge.